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                                                                     EXHIBIT 5.1

                      [MORRISON & FOERSTER LLP LETTERHEAD]

                                 March 22, 2004

Connetics Corporation
3290 West Bayshore Road
Palo Alto, California 94303

Ladies and Gentlemen:

         We have acted as counsel to Connetics Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933 of the resale by the holders thereof of a total of 3,000,000 shares of the Company's common stock, $0.001 par value (the "Shares"). The Shares were issued pursuant to a Stock Purchase Agreement, dated as of February 11, 2004, among the Company and the several purchasers named in Appendix A thereto (the "Stock Purchase Agreement").

         In connection with this opinion, (i) we have reviewed the Registration Statement, the Stock Purchase Agreement and certain of the Company's other corporate records, documents, instruments and proceedings taken in connection with the authorization and issuance of the Shares, and (ii) we have made such inquiries of officers of the Company and public officials and have considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

         We have assumed the genuineness of all signatures on and the authenticity of all items submitted to us as originals and the conformity to originals of all items submitted to us as copies. We also have relied, as to matters of fact, upon the accuracy of representations and certificates of the Company's officers. We have also relied on the Company's records and have assumed the accuracy and completeness thereof.

         Based on and subject to the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

         We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof.

         We consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Morrison & Foerster LLP
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                                            Morrison & Foerster LLP